UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2015

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

3801 South Oliver, Wichita, Kansas	67210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.

On March 18, 2015, Spirit AeroSystems Holdings, Inc. (the “Company”) entered into Amendment No. 5 (the “Amendment”) to its senior secured Credit Agreement, dated as of April 18, 2012, among Spirit AeroSystems, Inc., as borrower (“Spirit”), the Company, as parent guarantor, the subsidiary guarantors party thereto, the lenders party thereto, Bank of America, N.A., as administrative agent and collateral agent, and the other agents named therein, as previously amended (the “Credit Agreement”).

The Amendment provides for a new $535 million senior secured term loan A (the “New Term Loan”) with a maturity date of March 18, 2020, which replaces the term loan B with an amount outstanding of approximately $534.9 million (the “Term Loan B”) that was scheduled to mature on September 15, 2020.

The New Term Loan bears interest, at Spirit’s option, at either LIBOR plus 1.75% or a defined “base rate” plus 0.75%, subject to adjustment to amounts between and including LIBOR plus 1.75% and LIBOR plus 2.50% (or amounts between and including base rate plus 0.75% and base rate plus 1.50%, as applicable) based on changes to Spirit’s debt-to-EBITDA ratio.  The principal obligations under the New Term Loan are to be repaid in equal quarterly installments of $6,687,500, with the balance due at maturity of the New Term Loan.  The Credit Agreement maintains substantially the same prepayment requirements and covenant structure, and provides the Company with some additional flexibility with respect to certain activities.

Spirit used the proceeds of the New Term Loan to pay off the Term Loan B and to pay a portion of the fees and expenses payable in connection with the Amendment.

Certain of the lenders under the Credit Agreement and their affiliates have provided certain commercial banking, financial advisory and investment banking services to the Company and its affiliates in the past and may do so in the future. In addition, The Bank of New York Mellon, one of the lenders under the Credit Agreement, and its affiliates act as the trustee, paying agent and registrar for the Borrower’s senior notes and the investment manager for the Company’s U.S. defined benefit pension plan. Such parties received, and expect to receive, customary fees and commissions for these services.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The response to Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: March 24, 2015	/s/ Sanjay Kapoor
Sanjay Kapoor
Senior Vice President and Chief Financial Officer